UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)
June 5, 2008

WHERIFY WIRELESS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24001	76-0552098
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

63 Bovet Road, #521 San Mateo, California	94402
(Address of Principal Executive Offices)	(Zip Code)

Wherify's Telephone Number, Including Area Code
(650) 524-0500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on May 29, 2008, Wherify Wireless, Inc. (“Wherify”) entered into a Letter of Intent with Lightyear Solutions, LLC (“Lightyear”). As proposed by the Letter of Intent, Lightyear will merge into a newly-formed, wholly-owned subsidiary of Wherify (the “Merger”), as a result of which Wherify will acquire all of the issued and outstanding ownership interests of Lightyear and Lightyear will become a wholly-owned subsidiary of Wherify. The proposed merger of Wherify and Lightyear would be conditioned on, among other things, negotiation and execution of a definitive merger agreement, stockholder approval, obtaining a minimum of $15 million in new equity capital (“Recapitalization Financing”) and restructuring of existing debt.

As contemplated by the Letter of Intent, on June 6, 2008, Wherify entered into a Bridge Note and Warrant Purchase Agreement with accredited investors (the “Purchase Agreement”). Pursuant to the Purchase Agreement Wherify has sold $550,000 principal amount of its Senior Secured Convertible Promissory Bridge Notes (“Bridge Notes”) of the anticipated $800,000 principal amount to a limited number of accredited investors (“Bridge Investors”) pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Rule 506 of Regulation D and Section 4(2) of the Securities Act.

Pursuant to the Bridge Note Offering Wherify received net proceeds of $495,000. Laidlaw & Company (UK) Ltd. (“Laidlaw”) received 10% of the gross proceeds, or $55,000, as compensation for their services as placement agent. Wherify will use the net proceeds to pay operating expenses and other expenses associated with completion of the proposed Merger with Lightyear.

The Bridge Notes bear interest at an annual rate of 12.5% commencing on the date of issuance and paid monthly. If the Bridge Notes are not paid by August 31, 2008, or if the Company extends the maturity date to September 30, 2008, the interest will be increased to an annual rate of 17.5%.

At maturity, the entire unpaid principal amount and all accrued and unpaid interest will be paid to the holder, unless the Investor Note is converted. The maturity date of the Bridge Notes is August 31, 2008, unless the Company exercises its right to extend the Maturity date to September 30, 2008. There is no optional conversion provision in the Bridge Notes, but the Company may require the Bridge Investors to convert a portion of their Bridge Notes in the event the Recapitalization Financing fails to permit proceeds from that financing to be used to payoff the Bridge Notes in their entirety.

The Bridge Notes are secured by a first lien on all assets owned by Wherify and its subsidiaries pursuant to a Security Agreement entered into between Wherify and the Bridge Investors and an Intercreditor Agreement entered into between Wherify, YA Global Investments, L.P., Laidlaw Holdings PLC, and the Bridge Investors.

As contemplated by the Purchase Agreement, Wherify issued a warrant to purchase four shares of its common stock for every $1.00 invested by the Bridge Investors, or to date an aggregate issuance of warrants to purchase 2,200,000 shares of common stock. The warrants have a five-year term and an exercise price equal to 75% of the conversion price of the securities to be issued in the Recapitalization Financing, or in the event there is not a closing of the Recapitalization Financing, $0.01.

The following exhibits are attached to this report and the descriptions contained herein are qualified in their entirety to the terms of the exhibits which are incorporated herein by reference:

10.1 Bridge Note and Warrant Purchase Agreement

10.2 Senior Secured Convertible Promissory Bridge Note

10.3 Security Agreement

10.4 Intercreditor Agreement

10.5 Form of Warrant

10.6 Continuing Unconditional Guaranty

This report is neither an offer to purchase, nor a solicitation of an offer to sell, securities. The securities offered have not been registered under the Securities Act and may not be offered in the United States absent registration or an applicable exemption from registration requirements.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Wherify.

The disclosure in Item 1.01 of this report is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 of this report is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibits

10.1 Bridge Note and Warrant Purchase Agreement

10.2 Senior Secured Convertible Promissory Bridge Note

10.3 Security Agreement

10.4 Intercreditor Agreement

10.5 Form of Warrant

10.6 Continuing Unconditional Guaranty

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

WHERIFY WIRELESS, INC.

Date: June 11, 2008	By:	/s/ Vincent Sheeran
Name: Vincent Sheeran
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	Bridge Note and Warrant Purchase Agreement

10.2	Senior Secured Convertible Promissory Bridge Note

10.3	Security Agreement

10.4	Intercreditor Agreement

10.5	Form of Warrant

10.6	Continuing Unconditional Guaranty